Exhibit 5.1

KPMG LLP Bay Adelaide Centre Suite 4600 333 Bay Street Toronto, Ontario M5H 2S5 Telephone (416) 777-8500 Fax (416) 777-8818 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Rogers Communications Inc.

We consent to the use of our report dated March 9, 2023, on the consolidated financial statements of Rogers Communications Inc., which comprise the consolidated statements of financial position as at December 31, 2022 and December 31, 2021, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes, and our report dated March 9, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022 and to the reference to our firm under the heading “Experts” in the short form base shelf prospectus included in the Registration Statement on Form F-10 dated July 10, 2023 of Rogers Communications Inc.

/s/ KPMG

Chartered Professional Accountants, Licensed Public Accountants

July 10, 2023

Toronto, Canada